N E W S R E L E A S E

Contact:
Pamela Goncalves
Investor Relations
(408) 919-8539
Pamela.goncalves@gnss.com

Genesis Microchip Reports
Second Quarter Fiscal 2008 Financial Results

Announces Solid Revenue Growth, Key Executive Management Appointments

SANTA CLARA, Calif., November 1, 2007 - Genesis Microchip Inc. (Nasdaq: GNSS), a world leader in the development of image and video processing technologies for flat-panel TVs, monitors and other consumer display products, today announced its financial results for the second quarter of its fiscal year 2008, which ended September 30, 2007.

Financial results for the second quarter ended September 30, 2007:

•	Total revenues were $57.5 million, compared with $44.0 million for the quarter ended June 30, 2007;
•
GAAP gross margins were 33.1 percent, compared with 38.5 percent for the quarter ended June 30, 2007. In the current quarter, we recorded a charge of approximately $2.0 million related to the write-off of mask sets and related inventory. This write-off impacted our gross margins by 3.5 percent;

•
Non-GAAP (1) gross margins were 33.5 percent, compared with 38.9 percent for the quarter ended June 30, 2007. In the current quarter, we recorded a charge of approximately $2.0 million related to the write-off of mask sets and related inventory. This write-off impacted our gross margins by 3.5 percent;

•
The Company’s GAAP net loss was $16.8 million or $(0.45) per share, compared with a net loss of $10.7 million or $(0.29) per share in the quarter ended June 30, 2007. In the second fiscal quarter, Genesis recorded a non-cash write-down of $8.7 million or $(0. 23) per share from its investment in Mobilygen Corporation;

•	On a non-GAAP (1) basis, the Company recorded a net loss of $4.6 million or $(0.12) per share, compared with a net loss of $6.7 million, or $(0.18) per share in the quarter ended June 30, 2007.

“Our fiscal second quarter saw solid revenue growth driven by an expected increase in our TV business,” said Elie Antoun, president and CEO of Genesis Microchip. “In order to further strengthen the Company’s customer support and engineering focus, we decided to migrate all of our HDTV customer designs to the Douglas platform, which impacted our gross margins in the quarter.

“On the organizational front, I am very pleased to welcome to the Genesis executive management team Rick Martig, our new Chief Financial Officer, and Robert Haefling, our new General Manager of the DisplayPort/Monitor business,” concluded Antoun.

Recent Highlights

As was announced earlier today, the Company has appointed Rick Martig as Chief Financial Officer and Senior Vice President of Finance, effective November 5, 2007. Mr. Martig previously served as Senior Director of Corporate Finance at Xilinx, Inc., where he managed worldwide accounting operations in San Jose, Dublin and Singapore.

Robert Haefling was appointed as General Manager and Senior Vice President of the Company’s DisplayPort and monitor business, effective November 1, 2007. Mr. Haefling previously served as CEO of Meridian Audio Group, a UK-based high-end home theater solutions provider and prior to that was employed by Genesis from 2002 until 2006.

The Company shipped 3.9 million flat-panel TV controller units and 10.9 million LCD monitor units during the quarter. (2)

The Company expects to ramp its Douglas HDTV solution into mass production with one of its leading Tier-1 OEMs by the end of the December quarter, with additional Tier-1 and China OEM customers expected to commence production within the next two quarters.

The Company closed the quarter with $182.8 million in cash and short-term investments. The Company had approximately 5.1 weeks of inventory at the end of the quarter. Days Sales Outstanding for the quarter were 48 days.

Business Outlook

The following are the Company’s financial targets for the quarter ending December 31, 2007:

•	Revenues to be in the range of $49 million to $54 million;

•  GAAP and non-GAAP gross margins to be in the range of 34 percent to 36 percent;

•
GAAP operating expenses to be in the range of $28.5 million to $30 million and non-GAAP (1) operating expenses to be in the range of $25 million to $26.5 million. The difference between GAAP and non-GAAP operating expenses is the exclusion of charges for non-cash stock-based compensation and amortization of intangible assets which are estimated to be approximately $3.5 million;

•
The Company’s effective tax rate is expected to vary due to the impact of foreign exchange fluctuations, research and development tax credits, lower levels of profitability and other factors. In the near-term, Genesis expects to record a full valuation allowance reserve against its deferred tax assets in U.S. and Canadian jurisdictions and therefore anticipates an income tax expense of approximately $1 million, while the Company incurs operating losses.

Earnings Conference Call

Genesis Microchip will host a conference call, which is open to all interested investors, today at 2:30 p.m. (PT) / 5:30 p.m. (ET) to discuss its results. The dial-in number for the call is: (706) 902-0030 and the conference ID is 20136617. A replay of the conference call will be available through November 8, 2007 and is accessible by dialing (706) 645-9291. The replay access conference ID is 20136617. A live, audio web broadcast of the conference call also will be available at: http://phx.corporate-ir.net/phoenix.zhtml?c=78051&p=irol-calendar. An archived version of the web broadcast will also be available at the same website address.

(1) Use of Non-GAAP Financial Information

Non-GAAP gross profit, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share are non-GAAP performance measures that differ from the most directly comparable GAAP (generally accepted accounting principles) terms of gross profit, gross margins, operating expenses, net income (loss) and net income (loss) per share. A schedule reconciling each of these amounts is included in the tables accompanying this press release. Differences between GAAP and non-GAAP results include certain operating costs, such as the amortization of certain acquired intangible assets, stock-based compensation expenses, gains (losses) on investments and other intangible assets, as well as income tax adjustments. Included in the calculation of weighted average shares outstanding used to compute both GAAP and non-GAAP net income (loss) per share are the dilutive effects of shares issued or issuable under Genesis’s stock-based compensation programs.

The Company believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors regarding financial and business trends relating to the Company’s financial condition and results of operations. The Company further believes the adjustments used in calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share are based on specific, identified charges that impact different line items in the statements of operations (including research and development, and selling, general and administrative expenses), and that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. Genesis Microchip's management also uses these non-GAAP financial measures internally in evaluating operations and business trends, managing and benchmarking performance, and determining a portion of its internal bonus calculation. Most of the non-GAAP items are infrequent in nature and/or are non-cash expenses that are not utilized by management in evaluating the ongoing core financial operations of the Company. However, Genesis Microchip cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

(2) TV and Monitor Units and Revenues

Some of the Company’s products are used in both TVs and LCD monitors. The estimated split between TV and LCD monitor units and revenues is based on information customers provide to the Company.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements regarding the expected timing for Douglas mass production, the number of customers entering into mass production with products incorporating Douglas and the timing of such mass production, and statements in the Business Outlook section regarding the Company's anticipated revenues, gross margins, operating expenses, and tax rate. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the Company’s ability to ramp new products into production volumes; changes in expected product costs and manufacturing yields; changes in the Company’s expected operating expenses; seasonal consumer demand for flat-panel TV and monitor products into which the Company’s products are incorporated; the growth rate of the flat-panel TV and monitor markets, as well as the Company’s customers’ share of those markets; changes in the mix and pricing of the Company’s products sold; the Company’s inventory levels and inventory obsolescence, and our customers’ inventory levels of our products; unexpected manufacturing capacity constraints; availability of other display components; timing of receipt of royalty payments from the Company’s licensees; the Company’s ability to maintain internal controls over financial reporting and file its SEC reports on a timely basis; foreign exchange fluctuations; factors that impact tax rates; the impact of fluctuations in the Company’s stock price on its stock-based compensation expense; and other risk factors set forth in the Company's SEC reports, including but not limited to its report on Form 10-K/A for the fiscal year ended March 31, 2007 and its Form 10-Q for the quarter ended June 30, 2007. Genesis Microchip assumes no obligation to update the forward-looking statements included in this release.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS) is a leading provider of image and video processing systems enabling superior picture quality in flat-panel TVs and a variety of consumer and PC-display products. Featuring Genesis Display Perfection® technologies and Emmy award-winning Faroudja® video technologies, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad array of devices including flat-panel displays, digital TVs, projectors, A/V receivers and DVD players/recorders. Genesis is also the primary driver of the DisplayPort digital interface standard which enables a common, open source, royalty free, scalable interface between any flat panel display and video or data source. In addition to DisplayPort technology, the Genesis technology portfolio features analog and mixed signal system-on-a-chip design, DCDi® by Faroudja deinterlacing, TrueLife™ video enhancement, IntelliComb™ video decoding and includes over 210 patents. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Taiwan, South Korea, China, Japan and Singapore. For more information about Genesis Microchip Inc. or Genesis Display Perfection technologies, please visit www.gnss.com.

Note to Editors: Genesis, Genesis Display Perfection, Faroudja, DCDi by Faroudja, TrueLife and IntelliComb are trademarks or registered trademarks of Genesis Microchip Inc.

Financial statements attached:
    -- Consolidated Statements of Operations
    -- Consolidated Balance Sheets
    -- Reconciliation of GAAP to Non-GAAP Results

GENESIS MICROCHIP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	Sept. 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006

Revenues	$57,505	$69,009	$101,489	$124,908
Cost of revenues (1)	38,448	38,225	65,479	71,465
Gross profit	19,057	30,784	36,010	53,443
Gross profit %	33.1%	44.6%	35.5%	42.8%
Operating expenses:
Research and development (2)(4)	16,009	17,401	32,242	32,318
Selling, general and administrative (3)	12,515	15,314	25,373	30,136
Total operating expenses	28,524	32,715	57,615	62,454
Loss from operations	(9,467)	(1,931)	(21,605)	(9,011)
Interest and other income (loss):
Interest income	2,347	2,212	4,668	4,376
Gain (loss) on investment	(8,690)	-	(8,690)	3,217
Interest and other income (loss)	(6,343)	2,212	(4,022)	7,593
Income (loss) before income taxes	(15,810)	281	(25,627)	(1,418)
Provision for (recovery of) income taxes	1,022	173	1,913	(2,966)
Net income (loss)	$(16,832)	108	$(27,540)	$1,548

Earnings (loss) per share:
Basic	$(0.45)	$-	$(0.74)	$0.04
Diluted	$(0.45)	$-	$(0.74)	$0.04

Weighted average number of common shares outstanding:
Basic	37,437	36,437	37,290	36,220
Diluted	37,437	36,840	37,290	36,664

(1) Amount includes stock-based compensation	$184	$371	$348	$799
(2) Amount includes stock-based compensation	$1,633	$2,467	$3,483	$4,358
(3) Amount includes stock-based compensation	$1,671	$2,279	$3,571	$5,302
(4) Amount includes amortization of acquired intangibles	$50	$507	$100	$989

GENESIS MICROCHIP INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	Sept. 30, 2007	March 31, 2007	Sept. 30, 2006
ASSETS

Current assets:
Cash and cash equivalents	$128,239	$123,701	$150,416
Short-term investments	54,596	64,549	28,894
Accounts receivable trade, net	30,216	19,455	41,080
Inventories	14,896	16,424	25,311
Prepaids and other	6,650	6,324	6,452
Total current assets	234,597	230,453	252,153
Property and equipment, net	14,963	16,238	15,132
Intangible assets, net	6,641	5,006	8,884
Goodwill	84,405	84,405	181,981
Deferred income taxes	299	252	15,825
Other long-term assets	6,252	15,360	15,846
Total assets	$347,157	$351,714	$489,821

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$14,631	$6,759	$13,105
Accrued liabilities	18,376	14,888	15,579
Income taxes payable	8,774	6,698	5,207
Total current liabilities	41,781	28,345	33,891
Stockholders' equity:
Common stock	37	37	36
Additional paid-in capital	475,291	465,744	452,417
Treasury shares	(833)	(833)	(833)
Cumulative other comprehensive loss	(94)	(94)	(94)
Retained earnings (deficit)	(169,025)	(141,485)	4,404
Total stockholders' equity	305,376	323,369	455,930
Total liabilities and stockholders' equity	$347,157	$351,714	$489,821

GENESIS MICROCHIP INC.
Reconciliation of GAAP to Non-GAAP Results
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended			Six months ended
	Sept. 30, 2007	June 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006

GAAP gross profit	$19,057	$16,953	$30,784	$36,010	$53,443
Stock-based compensation included in cost of revenues (a)	184	164	371	348	799
Non-GAAP gross profit	$19,241	$17,117	$31,155	$36,358	$54,242

GAAP gross profit %	33.1%	38.5%	44.6%	35.5%	42.8%
Stock based compensation included in cost of revenues (a)	0.4%	0.4%	0.5%	0.3%	0.6%

Non-GAAP gross profit %	33.5%	38.9%	45.1%	35.8%	43.4%

Total GAAP operating expenses	$28,524	$29,091	$32,715	$57,615	$62,454
Amortization of certain intangible assets included in research and development costs (b)	50	50	507	100	989
Stock-based compensation included in research and development costs (a)	1,633	1,850	2,467	3,483	4,358
Stock-based compensation included in selling, general and administrative costs (a)	1,671	1,900	2,279	3,571	5,302
Total Non-GAAP operating expenses	$25,170	$25,291	$27,462	$50,461	$51,805

GAAP net income (loss)	$(16,832)	$(10,708)	$108	$(27,540)	$1,548
Stock-based compensation and intangible amortization expense adjustments (a & b)	3,538	3,964	5,624	7,502	11,448
Gain (loss) on investment (c)	8,690	-	-	8,690	(3,217)
Non-GAAP net income (loss)	$(4,604)	$(6,744)	$5,732	$(11,348)	$9,779

GAAP basic earnings (loss) per share	$(0.45)	$(0.29)	$-	$(0.74)	$0.04
Adjustments for stock-based compensation, intangible amortization, gain (loss) on investment (a,b, & c)
	$0.33	$0.11	$0.16	$0.44	$0.23
Non-GAAP basic earnings (loss) per share	$(0.12)	$(0.18)	$0.16	$(0.30)	$0.27

GAAP diluted earnings (loss) per share	$(0.45)	$(0.29)	$-	$(0.74)	$0.04
Adjustments for stock-based compensation, intangible amortization, gain (loss) on investment (a,b, & c)
	$0.33	$0.11	$0.16	$0.44	$0.23
Non-GAAP diluted earnings (loss) per share	$(0.12)	$(0.18)	$0.16	$(0.30)	$0.27

(a) Stock-based compensation charges are recorded in accordance with the Company's adoption of SFAS 123R beginning in the quarter ended June 30, 2006. Due to the nature of the variables that impact the Company's valuation of stock-based compensation, some of which are outside the control of management, and the non-cash nature of stock-based compensation charges, these expenses are excluded by management when evaluating the Company's core operating results.

(b) Amortization of certain intangible assets are primarily a result of the Company's previous business combinations and acquisitions. Such amortization does not impact the Company's cash flows and is excluded by management when evaluating its core operating results.

(c) The gain (loss) on investment in the quarters ended June 30, 2006 and September 30, 2007 are non-recurring items outside of the ordinary course of business.